UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
April 12, 2011 (April 7, 2011)
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MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 7, 2011, Triad Hunter, LLC (“Triad”), a wholly owned subsidiary of Magnum Hunter Resources Corporation (the “Company”), entered into a Purchase and Sale Agreement, dated April 6, 2011 (the “Purchase Agreement”) with Windsor Marcellus LLC (the “Seller”), pursuant to which Triad agreed to purchase certain oil and gas properties and leasehold mineral interests and related assets located in Wetzel County, West Virginia and certain additional assets (the “Purchased Assets”).  The closing of the acquisition of the Purchased Assets occurred on April 7, 2011.  The Purchased Assets include seven proved developed producing wells and twenty identified horizontal drilling locations.  The Purchased Assets also include approximately 2,225 net contiguous acres.

Triad acquired the Purchased Assets for a total purchase price of $20.0 million, payable in cash (without taking into account certain purchase price adjustments based on the Seller’s respective 50% share of transfer taxes and other customary items).  No existing debt of the Seller was assumed by Triad in connection with the acquisition of the Purchased Assets.  Subject to the indemnification obligations set forth in the Purchase Agreement, Triad assumed certain customary liabilities in connection with the acquisition of the Purchased Assets including existing obligations under certain contracts involving the Purchased Assets. The Purchase Agreement includes customary representations, warranties, covenants and indemnities by the parties.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of April 6, 2011, by and among Triad Hunter, LLC and Windsor Marcellus LLC*

*	The exhibits and the schedules to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Commission upon request.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: April 12, 2011	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of April 6, 2011, by and among Triad Hunter, LLC and Windsor Marcellus LLC*

*	The exhibits and the schedules to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Commission upon request.